UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2017

RENNOVA HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.       Entry into a Material Definitive Agreement

On June 22, 2017, Rennova Health, Inc. (the "Company") closed an offering of $1,902,700 aggregate principal amount of Original Issue Discount Debentures due September 22, 2017 (the "Debentures") and warrants to purchase an aggregate of 1,000,000 shares of common stock (the "Warrants") for consideration of $1,000,000 in cash and the exchange of $795,000 aggregate principal amount of Original Issue Discount Debentures due September 1, 2017 issued by the Company on June 2, 2017. The offering was pursuant to the terms of the previously announced Securities Purchase Agreement, dated as of June 21, 2017 (the “Purchase Agreement”), between the Company and certain existing institutional investors of the Company.

The Purchase Agreement provides that, for a one-year period after the closing date, the purchasers have the right to participate in any issuance by the Company of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof, with certain exceptions (a “Subsequent Financing”). Also, until the date when the purchasers no longer hold any Debentures, in the event the Company undertakes or enters into an agreement to undertake a Subsequent Financing, a purchaser may elect to exchange all or some of its Debentures (but not including any Warrants) for any securities or units issued in such Subsequent Financing on a $0.80 principal amount of Debenture for $1.00 new subscription amount basis based on the outstanding principal amount of such Debenture (along with any accrued but unpaid interest, liquidated damages and other amounts owing thereon).

The Purchase Agreement also provides that the Company shall hold a meeting of stockholders (which may also be the annual meeting of stockholders) at the earliest practicable date to obtain stockholder approval of at least a 1-for-8 reverse split of the common stock. Promptly following receipt of such stockholder approval, the Company shall cause the reverse split to occur. If such stockholder approval is not obtained on or before September 5, 2017, it shall be an event of default under the Debentures.

The Warrants are exercisable into shares of the Company’s common stock at any time from and after six months from the closing date at an exercise price of $0.38 per common share (subject to adjustment). The Warrants will terminate five years after they become exercisable.

Holders of Warrants are prohibited from exercising such Warrants for common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

The Debentures are guaranteed by substantially all of the subsidiaries of the Company pursuant to a Subsidiary Guarantee, in favor of the holders of the Debentures by the subsidiary guarantors party thereto. The securities issued under the Purchase Agreement were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering.

The foregoing description of the Purchase Agreement, the Debentures, the Warrants and the Subsidiary Guarantee are summaries, and are qualified by reference to such documents, which are attached hereto as Exhibits 10.139, 10.140, 10.141 and 10.142, respectively.

Item 3.02        Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description

10.139	Securities Purchase Agreement, dated as of June 21, 2017, between Rennova Health, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.139 of the Company’s Current Report on Form 8-K filed on June 22, 2017)
10.140	Form of Original Issue Discount Debenture (incorporated by reference to Exhibit 10.140 of the Company’s Current Report on Form 8-K filed on June 22, 2017)
10.141	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.141 of the Company’s Current Report on Form 8-K filed on June 22, 2017)
10.142	Form of Subsidiary Guarantee (incorporated by reference to Exhibit 10.142 of the Company’s Current Report on Form 8-K filed on June 22, 2017)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.139	Securities Purchase Agreement, dated as of June 21, 2017, between Rennova Health, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.139 of the Company’s Current Report on Form 8-K filed on June 22, 2017)
10.140	Form of Original Issue Discount Debenture (incorporated by reference to Exhibit 10.140 of the Company’s Current Report on Form 8-K filed on June 22, 2017)
10.141	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.141 of the Company’s Current Report on Form 8-K filed on June 22, 2017)
10.142	Form of Subsidiary Guarantee (incorporated by reference to Exhibit 10.142 of the Company’s Current Report on Form 8-K filed on June 22, 2017)

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